August 21, 1997

To the Shareholders and Trustees of
Command Government Fund


In planning and performing our audit
of the financial statements of
Command Government Fund (the "Fund")
for the year ended June 30, 1997, we
considered its internal control,
including control activities for
safeguarding securities, in order to
determine our auditing procedures for
the purpose of expressing our opinion
on the financial statements and to
comply with the requirements of Form
N-SAR, not to provide assurance on
internal control.

The management of the Fund is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by management
are required to assess the expected
benefits and related costs of control
activities.  Generally, control
activities that are relevant to an
audit pertain to the entity's
objective of preparing financial
statements for external purposes that
are fairly presented in conformity
with generally accepted accounting
principles.  Those control activities
include the safeguarding of assets
against unauthorized acquisition, use
or disposition.

Because of inherent limitations in
internal control, errors or
irregularities may occur and not be
detected.  Also, projection of any
evaluation of internal control to
future periods is subject to the risk
that it may become inadequate because
of changes in conditions or that the
effectiveness of the design and
operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that
might be material weaknesses under
standards established by the American
Institute of Certified Public
Accountants.  A material weakness is
a condition in which the design or
operation of any specific internal
control components does not reduce to
a relatively low level the risk that
errors or irregularities in amounts
that would be material in relation to
the financial statements being
audited may occur and not be detected
within a timely period by employees
in the normal course of performing
their assigned functions.  However,
we noted no matters involving
internal control, including control
activities for safeguarding
securities, that we consider to be
material weaknesses as defined above
as of June 30, 1997.

This report is intended solely for
the information and use of management
and the Trustees of the Fund and the
Securities and Exchange Commission.


Price Waterhouse LLP